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                                                                    Exhibit 4.9

                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT
                                    (1997-2A)


                            Dated as of June 25, 1997

                                     between

                            WILMINGTON TRUST COMPANY,

                             as Subordination Agent,
                          as agent and trustee for the
                 Continental Airlines Pass Through Trust 1997-2A

                                   as Borrower

                                       and

                       KREDIETBANK N.V., NEW YORK BRANCH,

                              as Liquidity Provider


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                                   Relating to

                 Continental Airlines Pass Through Trust 1997-2A
             7.148% Continental Airlines Pass Through Certificates,
                                 Series 1997-2A

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Certain Defined Terms.....................................   1

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01.     The Advances..............................................  10
Section 2.02.     Making the Advances.......................................  10
Section 2.03.     Fees .....................................................  12
Section 2.04.     Adjustments or Termination of the
                     Maximum Commitment.....................................  12
Section 2.05.     Repayments of Interest Advances
                     or the Final Advance...................................  13
Section 2.06.     Repayments of Downgrade Advances..........................  14
Section 2.07.     Payments to the Liquidity
                     Provider Under the
                     Intercreditor Agreement ...............................  15
Section 2.08.     Book Entries..............................................  15
Section 2.09.     Payments from Available Funds Only........................  15

                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

Section 3.01.     Increased Costs...........................................  16
Section 3.02.     Capital Adequacy..........................................  18
Section 3.03.     Payments Free of Deductions...............................  19
Section 3.04.     Payments..................................................  21
Section 3.05.     Computations..............................................  21
Section 3.06.     Payment on Non-Business Days..............................  21
Section 3.07.     Interest..................................................  21
Section 3.08.     Replacement of Borrower...................................  23
Section 3.09.     Funding Loss Indemnification..............................  23
Section 3.10.     Illegality................................................  24


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                                                                            Page
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                                   ARTICLE IV

                              CONDITIONS PRECEDENT

Section 4.01.     Conditions Precedent to
                     Effectiveness of Section 2.01..........................  25
Section 4.02.     Conditions Precedent to Borrowing.........................  27

                                    ARTICLE V

                                    COVENANTS

Section 5.01.     Affirmative Covenants of the
                     Borrower ..............................................  28
Section 5.02.     Negative Covenants of the
                     Borrower ..............................................  28

                                   ARTICLE VI

                           LIQUIDITY EVENTS OF DEFAULT

Section 6.01.     Liquidity Events of Default...............................  29

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.01.     Amendments, Etc...........................................  29
Section 7.02.     Notices, Etc..............................................  29
Section 7.03.     No Waiver; Remedies.......................................  30
Section 7.04.     Further Assurances........................................  31
Section 7.05.     Indemnification; Survival of
                     Certain Provisions.....................................  31
Section 7.06.     Liability of the Liquidity
                     Provider...............................................  31
Section 7.07.     Costs, Expenses and Taxes.................................  32
Section 7.08.     Binding Effect; Participations............................  33
Section 7.09.     Severability..............................................  35
Section 7.10.     GOVERNING LAW.............................................  35
Section 7.11.     Submission to Jurisdiction;
                     Waiver of Jury Trial; Waiver of
                     Immunity                                                 35
Section 7.12.     Execution in Counterparts.................................  37
Section 7.13.     Entirety..................................................  37
Section 7.14.     Headings..................................................  37


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                                                                            Page
                                                                            ----
Section 7.15.     LIQUIDITY PROVIDER'S OBLIGATION
                     TO MAKE ADVANCES ......................................  37


ANNEX I           Interest Advance Notice of Borrowing

ANNEX II          Downgrade Advance Notice of Borrowing

ANNEX III         Notice of Automatic Reduction or Increase of Commitment

ANNEX IV          Notice of Conversion to Final Advance

ANNEX V           Notice of Replacement Subordination Agent


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                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT dated as of June 25, 1997, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class A Trust (as defined below) (the "Borrower"), and KREDIETBANK N.V., acting through its New York branch (the "Liquidity Provider").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Class A Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Class A Trust is issuing the Class A Certificates; and

      WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class A Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

      NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Certain Defined Terms. (a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

            "Additional Cost" has the meaning assigned to such term in Section 3.01.

            "Advance" means an Interest Advance, a Final Advance, a Downgrade Advance, an Applied Downgrade Advance or an Unpaid Advance, as the case may be.

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                                       2


            "Applicable Liquidity Rate" has the meaning assigned to such term in
      Section 3.07(f).

            "Applicable Margin" means (v) with respect to any Unpaid Advance or Applied Downgrade Advance that is a LIBOR Advance, 1.75% per annum, (w) with respect to any Final Advance that is a Base Rate Advance, 1.75% per annum, (x) with respect to any Interest Advance or Applied Downgrade Advance that is a Base Rate Advance, 0.75% per annum, (y) with respect to any Unapplied Downgrade Advance that is a LIBOR Advance, 0.45% per annum and (z) with respect to any Unapplied Downgrade Advance that is a Base Rate Advance, minus 0.55% per annum.

            "Applied Downgrade Advance" has the meaning assigned to such term in
      Section 2.06(a).

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall for any day be equal to the higher of:

                  (i) the rate per annum announced from time to time by the
            Liquidity Provider as its base commercial lending rate, and

                  (ii) (a) the weighted average of the rates on overnight
            Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, plus one-half of one percent (1/2 of 1%), or (b) if the rate calculated pursuant to clause (a) above is not available for such date, the rate quoted by the Liquidity Provider, at approximately 11:00 A.M., New York City time on such day (or, if such day is not a Business Day, on the next preceding Business Day), to dealers in the New York Federal funds market for overnight Federal funds offerings of dollars by the Liquidity Provider, plus one-half of one percent (1/2 of 1%).

            "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

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                                       3


            "Borrower" has the meaning assigned to such term in the recital of parties to this Agreement.

            "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing or pursuant to Section 6.01.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, or, so long as any Class A Certificate is outstanding, the city and state in which the Class A Trustee, the Borrower or any Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

            "Downgrade Advance" means an Advance made pursuant to Section
      2.02(c).

            "Effective Date" has the meaning specified in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by
      Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

            "Excluded Taxes" means (i) taxes imposed on the overall net income of the Liquidity Provider or of its Lending Office by the jurisdiction where such Liquidity Provider's principal office or such Lending Office is located, and (ii) Excluded Withholding Taxes.

            "Excluded Withholding Taxes" means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed as a result of any change in applicable law or treaty (including any change in the official interpretation thereof) after the date hereof (excluding from change in applicable law or treaty for this purpose any addition of, or change in, any "anti-treaty shopping", "limitation on benefits", or similar provision in any treaty or other applicable law restricting the availability of treaty benefits (including without limitation any provision similar to the Protocol Amending the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect

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                                       4


      to Taxes on Income, signed at Washington on October 13, 1993)), or in the case of a successor Liquidity Provider (including a transferee of an Advance) or Lending Office, after the date on which such successor Liquidity Provider obtains its interest or on which the Lending Office is changed, and (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax.

            "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

            "Expiry Date" means January 14, 2009.

            "Final Advance" means an Advance made pursuant to Section 2.02(d).

            "Intercreditor Agreement" means the Intercreditor Agreement dated the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement) and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Interest Advance" means an Advance made pursuant to Section
      2.02(a).

            "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

                  (i) the period beginning on the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance and ending on the next Regular Distribution Date (or ending, in the case of an Interest Period

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                                       5


            applicable to any Unapplied Downgrade Advance, on the numerically corresponding day in the third or sixth calendar month after the first day of the applicable Interest Period and/or on the next Regular Distribution Date, as Continental may select by providing notice thereof to the Borrower and the Liquidity Provider no later than three Business Days prior to the commencement of such Interest Period, provided that if Continental shall not provide -------- such a notice at least three Business Days prior to the commencement of such Interest Period, then Continental shall be deemed to have selected an Interest Period ending on the next Regular Distribution
            Date) ; and

                  (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date (or ending, in the case of an Interest Period applicable to any Unapplied Downgrade Advance, on the numerically corresponding day in the third or sixth calendar month after the first day of the applicable Interest Period and/or on the next Regular Distribution Date, as Continental may select by providing notice thereof to the Borrower and the Liquidity Provider no later than three Business Days prior to the commencement of such Interest Period, provided that if Continental shall not provide such a notice at least three Business Days prior to the commencement of such Interest Period, then Continental shall be deemed to have selected an Interest Period ending on the next Regular Distribution Date);

      provided, however, that (I) if an Unapplied Downgrade Advance which is a LIBOR Advance becomes an Applied Downgrade Advance, the Interest Period then applicable to such Unapplied Downgrade Advance shall be applicable to such Applied Downgrade Advance, (II) if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the date the Liquidity Provider makes the Final Advance (in the case of clause
      (x) above) or the Regular Distribution Date following

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                                       6


      such conversion (in the case of clause (y) above) and (III) in the case of any Interest Period applicable to a Downgrade Advance, each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day.

            "Lending Office" means the lending office of the Liquidity Provider presently located at 125 West 55th Street, New York, New York 10019 or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder; provided that the Liquidity Provider shall not change its Lending Office to a Lending Office outside the United States of America except in accordance with
      Section 3.01, 3.02 or 3.03 hereof.

            "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

            "LIBOR Rate" means, with respect to any Interest Period:

                  (i) the rate per annum appearing on display page 3750 (British
            Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

                  (ii) if (a) the rate calculated pursuant to clause (i) above is not available or (b) the Liquidity Provider determines in good faith, and certifies to the Borrower and Continental, prior to two Business Days prior to the commencement of such Interest Period, that the rate calculated pursuant to clause (i) above does not adequately and fairly reflect the cost to the Liquidity Provider of making and maintaining the relevant Advance during such Interest Period, the rate per annum at which deposits in dollars are offered for the relevant Interest Period by the Liquidity Provider to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of

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                                       7


            the LIBOR Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period, as quoted by the Liquidity Provider to the Borrower.

            "Liquidity Event of Default" means the occurrence of either (a) the acceleration of all of the Equipment Notes or (b) a Continental Bankruptcy Event.

            "Liquidity Indemnitee" means (i) the Liquidity Provider, (ii) each Affiliate of the Liquidity Provider, (iii) the directors, officers, employees, servants and agents of the Liquidity Provider and its Affiliates, and (iv) the successors and permitted assigns of the persons described in clauses (i) through (iii), inclusive.

            "Liquidity Provider" has the meaning assigned to such term in the recital of parties to this Agreement.

            "Maximum Available Commitment" shall mean, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Downgrade Advance or a Final Advance, the Maximum Available Commitment shall be zero.

            "Maximum Commitment" means initially $8,101,025, as the same may be adjusted from time to time in accordance with Section 2.04(a); provided that the Maximum Commitment shall at no time exceed an amount equal to $8,667,689.

            "Non-Excluded Taxes" has the meaning specified in Section 3.03.

            "Notice of Borrowing" has the meaning specified in Section 2.02(e).

            "Notice of Conversion to Final Advance" means the Notice of Conversion to Final Advance substantially in the form of Annex IV to this Agreement.

            "Notice of Replacement Subordination Agent" has the meaning specified in Section 3.08.

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                                       8


            "Offering Memorandum" means the Offering Memorandum dated June 17, 1997 relating to the Certificates, as such Offering Memorandum may be amended or supplemented.

            "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

            "Regulatory Change" has the meaning assigned to such term in Section 3.01.

            "Replenishment Amount" has the meaning assigned to such term in
      Section 2.06(b).

            "Required Amount" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class A Certificates, that would be payable on the Class A Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class A Certificates on such day and without regard to expected future payments of principal on the Class A Certificates.

            "Termination Date" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class A Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement; (iv) the date on which the Liquidity Provider makes the Final Advance; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

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                                       9


            "Transferee" has the meaning assigned to such term in Section
      7.08(b).

            "Unapplied Downgrade Advance" means any Downgrade Advance other than an Applied Downgrade Advance.

            "Unpaid Advance" has the meaning assigned to such term in Section 2.05.

      (b) Terms Defined in the Intercreditor Agreement. For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

      "Affiliate", "Certificates", "Class A Cash Collateral Account", "Class A Certificates", "Class A Certificateholders", "Class A Trust", "Class A Trust Agreement", "Class A Trustee", "Class B Certificates", "Class C Certificates", "Class D Certificates", "Closing Date", "Continental", "Continental Bankruptcy Event", "Controlling Party", "Corporate Trust Office", "Distribution Date", "Downgraded Facility", "Equipment Notes", "Fee Letter", "Indenture", "Initial Purchasers", "Investment Earnings", "Liquidity Facility", "Loan Trustee", "Moody's", "Operative Agreements", "Participation Agreement", "Performing Equipment Note", "Person", "Pool Balance", "Postponed Notes", "Purchase Agreement", "Rating Agency", "Registration Rights Agreement", "Regular Distribution Date, "Replacement Liquidity Facility", "Responsible Officer", "Scheduled Payment", "Special Payment", "Standard & Poor's", "Stated Interest Rate", "Subordination Agent", "Taxes", "Threshold Rating", "Transfer", "Trust Agreements", "Trustee" and "Written Notice".

      (c) Interest on Certificates. For all purposes of this Agreement, each Scheduled Payment with respect to a Class A Certificate shall be deemed to be comprised of interest and principal components, with the interest component equalling interest accrued at the Stated Interest Rate for the Class A Certificates from (i) the later of (x) the date of issuance thereof and (y) the most recent but preceding Regular Distribution Date to (ii) the Regular Distribution Date on which such Scheduled Payment is being made, such interest to be considered payable in arrears on such Regular Distribution Date

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                                       10


and to be calculated and allocated in the same manner as interest on the Series A Equipment Notes.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

      Section 2.01. The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 Noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

      Section 2.02. Making the Advances. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of the interest on the Class A Certificates at the Stated Interest Rate therefor in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by the amount of such repaid Interest Advance, but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) there is a Performing Note Deficiency.

      (b) [Intentionally Omitted].

      (c) A Downgrade Advance shall be made in a single Borrowing upon a downgrading of the Liquidity Provider's short-term unsecured debt rating issued by either Rating Agency below the Threshold Rating (as provided for in Section 3.6(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower in accordance with said Section 3.6(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account in accordance with said Section 3.6(c).

      (d) A Final Advance shall be made by the Liquidity Provider without the necessity of a Notice of Borrowing at the option of the Liquidity Provider as provided in Section 6.01 in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account (in accordance with Section 3.6(i) of the Intercreditor Agreement).

      (e) Each Borrowing (other than under Section 2.02(d)) shall be made on notice in writing (a "Notice of --------- Borrowing") in substantially the form required by Section 2.02(a) or 2.02(c), as the case may be, given by the Borrower to the Liquidity Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 12:00 Noon (New York City time) on a Business Day, the Liquidity Provider shall, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, before 12:00 Noon (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified in such Notice of Borrowing, make available to the Borrower, in accordance with its payment instructions, in U.S. dollars and immediately available funds, the amount of such Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 12:00 Noon (New York City time) on a Business Day, the Liquidity Provider shall, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, before 12:00 Noon (New York City time) on the second Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available to the Borrower, in accordance with its payment instructions, in U.S. dollars and in immediately available funds, the amount of such Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with

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                                       12


such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

      (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. Following the making of any Advance pursuant to Section 2.02(c) or (d) hereof to fund the Class A Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class A Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class A Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.6(e) or (f) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

      Section 2.03. Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter.

      Section 2.04. Adjustments or Termination of the Maximum Commitment. (a) Automatic Adjustments. Promptly following each date on which the Required Amount is (1) reduced as a result of a reduction in the Pool Balance of the Class A Certificates or otherwise, (2) increased as a result of an increase in the Stated Interest Rate or (3) subsequent to such an increase described in clause
(2), reduced pursuant to the definition of "Stated Interest Rate", the Maximum Commitment shall automatically be reduced or increased, as the case may be, to an amount equal to such adjusted Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction or increase of the Maximum Commitment (substantially in the form of Annex III hereto) to the Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction or increase of the Maximum Commitment.

      (b) Termination. Upon the making of any Downgrade Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

      Section 2.05. Repayments of Interest Advances or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to
(a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.07 hereof; provided that if (i) the Liquidity Provider shall make a Downgrade Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

      Section 2.06. Repayments of Downgrade Advances. (a) Amounts advanced hereunder in respect of a Downgrade Advance shall be deposited in the Class A Cash Collateral Account, and invested and withdrawn from the Class A Cash Collateral Account as set forth in Sections 3.6(c) and (f) of the Intercreditor Agreement. The Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first

Regular Distribution Date after the making of a Downgrade Advance, interest on the principal amount of any such Downgrade Advance as provided in Section 3.07; provided, however, that amounts in respect of a Downgrade Advance withdrawn from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates in accordance with Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being an "Applied Downgrade Advance") shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided further, however, that if, following the making of a Downgrade Advance, the Liquidity Provider delivers a Notice of Conversion to Final Advance (substantially in the form of Annex IV to this Agreement) to the Borrower, such Downgrade Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Class A Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Downgrade Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

      (b) At any time when an Applied Downgrade Advance (or any portion thereof) is outstanding, upon the deposit in the Class A Cash Collateral Account of any amount pursuant to clause "third" of Section 2.4(b) of the Intercreditor Agreement, clause "third" of Section 3.2 of the Intercreditor Agreement or clause "fourth" of Section 3.3 of the Intercreditor Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing or increasing the balance thereof up to Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Downgrade Advances (and of Downgrade Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Downgrade Advances shall be automatically increased by the amount of such Replenishment Amount.

      (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class A Cash Collateral Account after giving effect to any Applied Downgrade Advance on the date of such replacement shall be reimbursed to the Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Provider all amounts owing to it hereunder.

      Section 2.07. Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement.

      Section 2.08. Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

      Section 2.09. Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement shall be made only from amounts that constitute Scheduled Payments, Special Payments or payments under Section 8.1 of the Participation Agreements and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the

Class A Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement.

                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

      Section 3.01. Increased Costs. The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider (or its head office) which are attributable to its making or maintaining any Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), (A) resulting from any change after the date of this Agreement in U.S. federal or state, or any foreign, laws or regulations (including Regulation D), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances (other than Excluded Taxes); (2) imposes on the Liquidity Provider any other condition regarding this Agreement or any such Advance (other than with respect to Taxes) or (3) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Liquidity Provider (or its head office) (including any such Advances or any deposits referred to in the definition of LIBOR Rate) and (B) which the Liquidity Provider has certified to the Borrower and Continental are not included or reflected in the determination of the LIBOR Rate or the Base Rate. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider.

      The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section 3.01 and contain a representation of the Liquidity Provider to the Borrower and to Continental to the effect that it is the customary practice of the Liquidity Provider to charge its customers for Additional Costs in respect of such event. Without limiting the Liquidity Provider's notice obligations under the preceding sentence, the Borrower shall not be required to compensate the Liquidity Provider pursuant to this Section 3.01 for any Additional Costs incurred more than sixty days prior to the date that the Liquidity Provider notifies the Borrower of the Regulatory Change giving rise to such Additional Costs and of the Liquidity Provider's intention to claim compensation therefor. Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

      Section 3.02. Capital Adequacy. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy of banks or bank holding companies (or any change therein), (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority or comparable agency charged with the interpretation or administration thereof or (3) compliance by the Liquidity Provider (or its head office) or any corporation controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of requiring an increase in the amount of capital required to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder and other similar obligations, the Borrower shall pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider.

      The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section 3.02 and contain a representation of the Liquidity Provider to the Borrower and to Continental to the effect that it is the customary practice of the Liquidity Provider to charge its customers for compensation in respect of such event. Without limiting the Liquidity Provider's notice obligations under the preceding sentence, the Borrower shall not be required to compensate the Liquidity Provider, in respect of an event described in this
Section 3.02, for any amount attributable to any period which is more than sixty days prior to the date that the Liquidity Provider notifies the Borrower of such event and of the Liquidity Provider's intention to claim compensation therefor. Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the bank and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

      Section 3.03. Payments Free of Deductions. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as "Non-Excluded Taxes" and, individually, as a "Non-Excluded Tax"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Non-Excluded Taxes and any net increase in Taxes imposed on the Liquidity Provider as a result of any payment made pursuant to this Section 3.03) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement.

      If as a result of any Tax indemnified or payment made pursuant to this
Section 3.03, the Liquidity Provider shall realize any tax savings, whether by credit, deduction or refund (including by way of offset), then the Liquidity Provider shall pay to Borrower an amount which, after subtraction of any further Tax savings the Liquidity Provider realizes as a result of the payment thereof and the addition of any Tax detriment suffered by the Liquidity Provider as a result of such payment, plus, in the case of any refund (including by way of offset) of any taxes giving rise to a payment hereunder, interest actually received or credited thereon, provided that if any Tax savings giving rise to a payment pursuant to this paragraph is subsequently lost or disallowed, the Borrower shall, upon written notice, repay such amounts to the Liquidity Provider provided further, that the payment of any amount to the Borrower pursuant to this Section 3.03(a) shall not be required if a Final Advance has been made and not yet reimbursed, but shall be deferred until such Final Advance has been fully reimbursed or shall be credited against the reimbursement obligation of the Borrower for such Final Advance.

      The determination of any amount payable pursuant to this Section 3.03(a) shall be made by the Liquidity Provider and set forth in a certificate of an officer of the Liquidity Provider which certificate shall be final and conclusive, absent error manifest on the face of such certificate, provided that the Borrower may request verification of such payment amount, in which case the outside accounting firm regularly employed by the Liquidity Provider shall be requested to verify the calculation of such payment amount within 30 days, at the expense of the

Borrower, unless the payment amount is determined to be in error by more than five percent, in which case such expense shall be paid by the Liquidity Provider. The Liquidity Provider shall have sole control over the positions taken on its tax returns and filings. The Liquidity Provider shall in no event be required to disclose its tax returns or filings or any related records other than to the verifying accounting firm.

      Whenever any Non-Excluded Tax is payable by the Borrower, promptly thereafter, the Borrower shall send to the Liquidity Provider copies of tax receipts evidencing such payment by the Borrower, if reasonably available to it, or other evidence of payment reasonably requested by the Liquidity Provider.

      (b) The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts payable under Section 3.03(a) that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider. From time to time upon the reasonable request of the Borrower, the Liquidity Provider agrees to provide to the Borrower, to the extent the Liquidity Provider is legally entitled to do so, two original Internal Revenue Service Forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.

      Section 3.04. Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to The Bank of New York, One Wall Street, New York, New York 10286, ABA No. 021-000-081, for the account of Kredietbank New York, Account No. 802-3015618, Attention: Loan Administration (referencing Continental Airlines 1997-2 Liquidity Facility).

      Section 3.05. Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

      Section 3.06. Payment on Non-Business Days. Whenever any payment to be made hereunder (other than a payment of interest on LIBOR Advances) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

      Section 3.07. Interest. (a) Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Downgrade Advance, from and including the date on which the amount thereof was withdrawn from the Class A Cash Collateral Account to pay interest on the Class A Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Downgrade Advance, the date on which the Class A Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

      (b) Each Advance will be either a Base Rate Advance or a LIBOR Advance as provided in this Section. Each such Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Advance (or, in the case of a Final Advance, three Business Days following the date of such Final Advance). Thereafter, such Advance shall be a LIBOR Advance; provided that the Borrower (at the direction of the Controlling Party (so long as the Controlling Party is not the Liquidity Provider)) may convert the Final Advance into a Base Rate Advance on the last day of an Interest Period for such Advance by giving the Liquidity Provider no less than four Business Days' prior written notice of such election.

      (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

      (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

      (e) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate until paid.

      (f) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

      Section 3.08. Replacement of Borrower. Subject to Section 5.02(b), from time to time and subject to the successor

Borrower's meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex V attached hereto (a "Notice of Replacement Subordination Agent") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

      Section 3.09. Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

            (1) Any repayment of a LIBOR Advance, or any conversion of a LIBOR Advance to a Base Rate Advance, on a date other than the last day of the Interest Period for such Advance; or

            (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

      Section 3.10. Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of each LIBOR Advance shall be converted to a Base Rate Advance (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate conversion; or (b) at the expiration of the last Interest Period for such LIBOR Advance to expire before the effective date of any such change or request if such notice of the Liquidity Provider is provided to the Borrower prior to such expiration date, and otherwise at the expiration of the Interest Period for such LIBOR Advance in effect on the date of receipt of such notice of the Liquidity Provider. In the event any change of the nature described in the preceding sentence shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its Base Rate Advances, the Liquidity Provider shall have the right to cause a Replacement Liquidity Facility to be substituted for this Agreement, subject to (i) the satisfaction of the conditions precedent to the effectiveness of, and the other provisions regarding, a Replacement Liquidity Facility set forth in Section 3.6(e) of the Intercreditor Agreement and (ii) such Replacement Liquidity Facility and Replacement Liquidity Provider being reasonably acceptable to Continental.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.01. Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied or waived:

            (a) The Liquidity Provider shall have received on or before the Closing Date each of the following (in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii) below), in form and substance satisfactory to the Liquidity Provider:

                  (i) This Agreement duly executed on behalf of the Borrower;

                  (ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto;

                  (iii) Fully executed copies of each of the Operative
            Agreements executed and delivered on or before the Closing Date (other than this Agreement and the Intercreditor Agreement) which are in full force and effect in accordance with their respective terms;

                  (iv) A copy of the Offering Memorandum, with copies of the
            Appraisals attached thereto, and specimen copies of the Class A Certificates;

                  (v) Evidence that, on the Effective Date, the Class A
            Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates will receive long-term credit ratings from Moody's of not lower than AA, A, BBB- and BB, respectively, and from Standard & Poor's of not lower than A1, A3, Baa2 and Ba2, respectively;

                  (vi) An executed copy of each document, instrument,
            certificate and opinion delivered on or before the Closing Date pursuant to the Class A Trust Agreement, the Intercreditor Agreement and the other Operative Agreements (together with, in the case of each such opinion, other than the opinion of counsel for the Initial Purchasers, a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

                  (vii) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees, the Borrower and the Liquidity Provider created by the Operative Agreements executed and delivered on or prior to the Closing Date;

                  (viii) An agreement from Continental, pursuant to which (i)
            Continental agrees to provide copies of quarterly financial statements and audited annual financial statements to the Liquidity Provider, and such other information as the Liquidity Provider shall reasonably request with respect to the transactions contemplated by the Operative Agreements, in each case, only to the extent that Continental is obligated to provide such information pursuant to Section 8.04(a) of the Trust Agreements and
            (ii) Continental agrees to allow the Liquidity Provider to inspect Continental's books and records regarding such transactions, and to discuss such transactions with officers and employees of Continental; and

                  (ix) Such other documents, instruments, opinions and approvals as the Liquidity Provider shall have reasonably requested.

            (b) The following statements shall be true on and as of the Effective Date:

                  (i) The representations and warranties contained in the
            Participation Agreements (other than the Participation Agreements with respect to any Postponed Notes) of each party thereto are true and correct on and as of the Effective Date as though made on and as of the Effective Date; and

                  (ii) No event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

            (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

            (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied, all conditions precedent to the effectiveness of the other Liquidity Facilities shall have been satisfied, and all conditions precedent to the purchase of the Certificates by the Initial Purchasers under the Purchase Agreement shall have been satisfied (unless any of such conditions precedent shall have been waived by the Initial Purchasers).

            (e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of

      Section 2.01 have been satisfied or waived (other than this Section 4.01(e)).

      Section 4.02. Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, except in the case of a Final Advance, prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.

                                    ARTICLE V

                                    COVENANTS

      Section 5.01. Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

            (a) Performance of This and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

            (b) Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

            (c) Certain Operative Agreements. Furnish to the Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

      Section 5.02. Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the written consent of the Liquidity Provider, which consent shall not be unreasonably withheld.

                                   ARTICLE VI

                           LIQUIDITY EVENTS OF DEFAULT

      Section 6.01. Liquidity Events of Default. If (a) any Liquidity Event of Default has occurred and is continuing and (b) there is a Performing Note Deficiency, the Liquidity Provider may, at its option, make a Final Advance to the Borrower before 12:00 Noon (New York City time) on a Business Day in accordance with Section 2.02(d) whereupon (i) the Liquidity Provider shall have no further obligation to make Advances hereunder, (ii) all other outstanding Advances shall be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and
(iii) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Downgrade Advance and Applied Downgrade Advance), any accrued interest thereon and any other amounts outstanding hereunder shall become immediately due and payable to the Liquidity Provider. Any payment in respect of a Final Advance shall be made in the lawful money of the United States of America, to the Borrower in immediately available funds, by wire transfer to Wilmington Trust Company, One Rodney Square, 1100 N. Market Street, Wilmington, Delaware 19890, ABA No. 031-100-092, Account No. 42214-1, Attention: Corporate Trust Administration, Reference: Continental 1997-2 Class A Cash Collateral Account (or to such other account as the Borrower may from time to time designate to the Liquidity Provider for such purpose).

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 7.02. Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

Borrower:               WILMINGTON TRUST COMPANY
                        Rodney Square North
                        1100 North Market Square
                        Wilmington, DE  19890-0001

                        Attention:     Corporate Trust Administration
                        Telephone:     (302) 651 1000
                        Telecopy:      (302) 651 8882

Liquidity Provider:     KREDIETBANK N.V.
                        New York Branch
                        125 West 55th Street
                        New York, NY  10019
                        Attention:     General Manager
                        Telephone:     (212) 541-0600
                        Telecopy:      (212) 956-5580

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Articles II and III hereof shall not be effective until received by the Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

      Section 7.03. No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 7.04. Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

      Section 7.05. Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 8.1 of the Participation Agreements. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Sections 3.01, 3.02 or 7.07 hereof or in the Fee Letter (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Intercreditor Agreement or any Participation Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) ordinary and usual operating overhead expense or
(iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter or any other Operative Agreement to which it is a party. The indemnities contained in such Section 8.1, and the provisions of

Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

      Section 7.06. Liability of the Liquidity Provider. (a) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.

      (b) Neither the Liquidity Provider nor any of its officers, employees, director or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

      Section 7.07. Costs, Expenses and Taxes. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity

Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Cash Collateral Accounts. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

      Section 7.08. Binding Effect; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.08(b). The Liquidity Provider may grant participations herein or in any of its rights and security hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons as the Liquidity Provider may in its sole discretion select, subject to the requirements of Section 7.08(b). No such granting of participations by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants (other than Continental). Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

      (b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation in this Agreement to any bank or other entity (each, a "Transferee"), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld by the Borrower or the Liquidity Provider with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form 4224 or Form 1001, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United States federal withholding tax in respect of any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form 4224 or Form 1001, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form 1001 or Form 4224 that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

      (c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

      Section 7.09. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      Section 7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      Section 7.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) if such party does not maintain an office for the transaction of its business in New York, agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section
      7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

      (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgement entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

      Section 7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

      Section 7.13. Entirety. This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

      Section 7.14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 7.15. LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                    WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Subordination Agent, as agent and
                                          trustee for the Class B Trust, as
                                          Borrower


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    KREDIETBANK N.V., acting through its New
                                          York branch, as Liquidity Provider


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    By:_____________________________________
                                       Name:
                                       Title:

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                    WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Subordination Agent, as agent and
                                          trustee for the Class B Trust, as
                                          Borrower


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    KREDIETBANK N.V., acting through its New
                                          York branch, as Liquidity Provider


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    By:_____________________________________
                                       Name:
                                       Title:

                                                                      Annex I to
                                                      Revolving Credit Agreement

                      INTEREST ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to KREDIETBANK N.V., acting through its New York branch (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (1997-2A) dated as of June 25, 1997, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used for the payment of the interest on the Class A Certificates which was payable on ____________, ____ (the "Distribution Date") in accordance with the terms and provisions of the Class A Trust Agreement and the Class A Certificates and has not been paid pursuant to clause fifth of Section 3.2 of the Intercreditor Agreement or clause seventh of Section 3.3 of the Intercreditor Agreement, which Advance is requested to be made on ____________, ____.

            (3) The amount of the Interest Advance requested hereby (i) is $_______________.___, to be applied in respect of the payment of the interest which was due and payable on the Class A Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, the Class B Certificates, the Class C Certificates or the Class D Certificates or interest on the Class B Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.6(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and
      (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Certificate and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                    WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Subordination Agent, as Borrower



                                    By:_____________________________________
                                       Name:
                                       Title:

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Interest Advance Notice of Borrowing]

                                                                     Annex II to
                                                      Revolving Credit Agreement

                      DOWNGRADE ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby certifies to KREDIETBANK N.V., acting through its New York branch (the "Liquidity Provider"), with reference to the Revolving Credit Agreement (1997-2A) dated as of June 25, 1997, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with
      Section 3.6(c) of the Intercreditor Agreement by reason of the downgrading of the short-term unsecured debt rating of the Liquidity Provider issued by either Rating Agency below the Threshold Rating, which Advance is requested to be made on __________, ____.

            (3) The amount of the Downgrade Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of
      Section 3.6(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                    WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Subordination Agent, as Borrower



                                    By:_____________________________________
                                       Name:
                                       Title:

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

                 [Insert Copy of computations in accordance with
                     Downgrade Advance Notice of Borrowing]

                                                                    Annex III to
                                                      Revolving Credit Agreement

             NOTICE OF AUTOMATIC REDUCTION OR INCREASE OF COMMITMENT

                                                                          [Date]

Ladies and Gentlemen:

      The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby notifies Kredietbank N.V., acting through its New York branch (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of June 25, 1997, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that, pursuant to Section 2.04(a) of the Liquidity Agreement, the Commitment has been automatically reduced or increased to $_________.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the _ day of _____________, _____.


                                    WILMINGTONTRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Subordination Agent, as agent and
                                          trustee for the Class B Trust, as
                                          Borrower



                                    By:_____________________________________
                                       Name:
                                       Title:

                                                                     Annex IV to
                                                      Revolving Credit Agreement

                      NOTICE OF CONVERSION TO FINAL ADVANCE

                                                                          [Date]

WILMINGTON TRUST COMPANY
  as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Square
Wilmington, DE  19890-0011

Attention:  Corporate Trust Administration

      Revolving Credit Agreement dated as of June 25, 1997, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust, 1997-2A, as Borrower, and Kredietbank N.V., acting through its New York branch (the "Liquidity Agreement")

--------------------------------------------------------------------------------

Ladies and Gentlemen:

      You are hereby notified that pursuant to Section 2.06 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined therein), we are giving this notice to you in order to convert the existing Downgrade Advance to a Final Advance.

      THIS NOTICE IS THE "NOTICE OF CONVERSION TO FINAL ADVANCE" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT.

                                    Very truly yours,

                                    KREDIETBANK N.V.,
                                    NEW YORK BRANCH
                                          as Liquidity Provider



                                    By:_____________________________________
                                       Name:
                                       Title:



                                    By:_____________________________________
                                       Name:
                                       Title:


cc:   Wilmington Trust Company,
        as Class A Trustee

                                                                      Annex V to
                                                      Revolving Credit Agreement

                    NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

      Revolving Credit Agreement dated as of June 25, 1997, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust, 1997-2A, as Borrower, and Kredietbank N.V., acting through its New York branch (the "Liquidity Agreement")

--------------------------------------------------------------------------------

Ladies and Gentlemen:

                     For value received, the undersigned beneficiary hereby irrevocably transfers to:

                         ------------------------------
                              [Name of Transferee]

                         ------------------------------
                             [Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

      By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

      We ask that this transfer be effective as of _______________, ____.


                                    WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          Subordination Agent, as Borrower



                                    By:_____________________________________
                                       Name:
                                       Title: